EXHIBIT 5.1

February 7, 2011

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: Longwei Petroleum Investment Holding Limited Form S-3 Registration Statement

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Longwei Petroleum Investment Holding Limited, a Colorado corporation (the “Company”), with the Securities and Exchange Commission.

The Registration Statement relates to the registration for resale under the Act by certain selling stockholders of 12,887,383 shares (the “Shares”) of the common stock of the Company, no par value per share, that have been issued or are issuable upon exercise of warrants issued by the Company.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above and the laws of the State of Colorado, we are of the opinion that the Shares to be sold by the Selling Stockholders pursuant to the Registration Statement have been duly authorized and are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP

Sichenzia Ross Friedman Ference LLP

61 Broadway    New York, New York  10006  212-930-9700  212-930-9725 Fax
www.srff.com